UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 12, 2024

Date of Report (Date of earliest event reported)

Kairous Acquisition Corp. Limited

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41155	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 39 Marina Bay Financial Centre Tower 2, 10 Marina Boulevard, City Singapore 018983, Singapore	018983
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +662-255-6851340

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value, one-half (1/2) of one redeemable warrant and one right entitling the holder to receive one-tenth of one ordinary share	KACLU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	KACL	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one ordinary share at an exercise price of $11.50 included as part of the units	KACLW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth of one ordinary share	KACLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 12, 2024, Kairous Acquisition Corp. Limited (the “Company” or “Kairous”) issued an unsecured promissory note in the aggregate principal amount of $50,000 (the “Note”) to Kairous Asia Limited, the Company’s initial public offering sponsor (“Sponsor”) in exchange for Sponsor depositing such amount into the Company’s trust account in order to extend the amount of time it has available to complete a business combination. The Note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note will be converted by the holder into ordinary shares of the Company at a price of $10.10 per share at the closing of a business combination. A copy of the Note is attached hereto as Exhibit 10.1.

As previously announced, on April 23, 2021, Kairous Acquisition Corp. Limited issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $200,000 (the “Working Capital Note”). On May 12, 2021, the maximum amount available under the Working Capital Note was increased to $1,000,000. On December 10, 2021, the Sponsor agreed to extend the maturity date of the original Working Capital Note to the earlier of (i) July 30, 2023 or (ii) the consummation of the initial business combination. On May 10, 2023, the Company and the Sponsor entered in to an amendment to the Working Capital Note, whereby the Sponsor and the Company agreed that the Working Capital Note shall be payable on the earlier of: (i) July 30, 2023 or (ii) the date on which the Company consummates the initial business combination, by conversion of the Working Capital Note into ordinary shares of the Company concurrently with the closing of a business combination at a price of $10.10 per share. On September 18, 2023. the Company and the Sponsor amended the Working Capital Note to extend the maturity date to the earlier of: (i) December 16, 2023 or (ii) the date on which the Company consummates the initial business combination. On October 25, 2023, the Company and the Sponsor entered in to another amendment to the Working Capital Note to increase the principal amount of the Working Capital Note from $1,000,000 to $2,000,000.

On February 13, 2024, the Company and the Sponsor entered in to another amendment (the “Amendment”) to the Working Capital Note to extend the maturity date of the original Working Capital Note to the earlier of (i) December 16, 2024 or (ii) the consummation of the initial business combination. A copy of the Amendment is filed herewith as Exhibit 2.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated by reference in this Item 2.03.

Item 8.01. Other Events.

The Company extended the business combination period to March 16, 2024, by depositing $50,000 to the trust account on February 14, 2024. The Company issued the release filed herewith on February 16, 2024. The materials attached as Exhibit 99.1 are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
2.1	Amendment to Promissory Note, dated as of February 13, 2024, by and between Kairous Acquisition Corp. Limited and Kairous Asia Limited
10.1	Promissory Note dated February 12, 2024
99.1	Press Release dated February 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2024	Kairous Acquisition Corp. Limited

	By:	/s/ Athiwat Apichote
	Name:	Athiwat Apichote
	Title:	Chief Executive Officer